1551 N. Tustin Avenue, Suite 300

Santa Ana, CA 92705

714.667.8252 main

714.667.6860 fax

www.gbe-reits.com/healthcare2

Contact: Damon Elder
Phone: 714.975.2659
Email: damon.elder@grubb-ellis.com

Grubb & Ellis Healthcare REIT II Declares Distribution
Through Second Quarter 2010

SANTA ANA, Calif. (March 8, 2010) – Grubb & Ellis Healthcare REIT II, Inc. announced today that its board of directors has authorized a daily distribution to stockholders of record as of the close of business on each day of the period commencing on March 1, 2010 and ending on June 30, 2010.

The distributions will be calculated based on 365 days in the calendar year and will be equal to an annualized distribution rate of 6.5 percent, assuming a purchase price of $10.00 per share. These distributions will be aggregated and paid in cash monthly in arrears. The distributions declared for each record date in March, April, May and June would be paid in April, May, June and July, respectively.

Grubb & Ellis Company, the sponsor of the REIT, will fund such distributions until the REIT acquires its first property. The REIT acquired its first property, the Lacombe Medical Office Building, located in Lacombe, Louisiana, on March 5, 2010. Grubb & Ellis Company will not receive any additional shares of the REITs’ common stock nor any other remuneration for funding these distributions. Further, Grubb & Ellis Healthcare REIT II will not repay the funds provided by Grubb & Ellis Company.

About Grubb & Ellis Healthcare REIT II
Grubb & Ellis Healthcare REIT II, Inc. intends to qualify as a real estate investment trust that seeks to preserve, protect and return investors’ capital contributions, pay regular cash distributions, and realize growth in the value of its investments upon the ultimate sale of such investments. Grubb & Ellis Healthcare REIT II is seeking to raise up to approximately $3 billion in equity and to acquire a diversified portfolio of real estate assets, focusing primarily on medical office buildings and other healthcare-related facilities.

Grubb & Ellis Healthcare REIT II is sponsored by Grubb & Ellis Company (NYSE: GBE). Named to The Global Outsourcing 100™ in 2009 by the International Association of Outsourcing Professionals™, Grubb & Ellis is one of the largest commercial real estate services and investment companies in the world. Our 6,000 professionals in more than 130 company-owned and affiliate offices draw from a unique platform of real estate services, practice groups and investment products to deliver comprehensive, integrated solutions to real estate owners, tenants and investors. The firm’s transaction, management, consulting and investment services are supported by highly regarded proprietary market research and extensive local expertise. Through its investment subsidiaries, the company is a leading sponsor of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including publicly registered non-traded real estate investment trusts (REITs), separate accounts and other real estate investment funds. For more information, visit www.grubb-ellis.com.

This release contains certain forward-looking statements (under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) with respect to the payment of distributions to our stockholders due to our acquisition of the Lacombe Medical Office Building property for the period commencing March 2010 and ending June 2010. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: our ability to pay a distribution to our stockholders due to our acquisition of the Lacombe Medical Office Building property; our ability to generate sufficient cash flow from operations or our receipt of sufficient proceeds from our offering to pay cash distributions to our stockholders on an ongoing basis or at all; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS IS NEITHER AN OFFER TO SELL NOR AN OFFER TO BUY ANY SECURITIES DESCRIBED HEREIN. OFFERINGS ARE MADE ONLY BY MEANS OF A PROSPECTUS OR OFFERING MEMORANDUM.

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